TERRY  AMISANO  LTD.                                AMISANO  HANSON
KEVIN  HANSON,  CA

                                             CHARTERED  ACCOUNTANTS


     February  22,  2001



     United  Stated  Securities
     And  Exchange  Commission
     Washington  DC
     USA  20549

     Dear  Sir/Madame:

     RE:     WTAA  INTERNATIONAL,  INC.  (THE  "COMPANY")

     We confirm that we resigned as the Independent Accountants for the Company in February of 2001.

     There were no adverse opinions or disclaimers of opinion, no modifications as to uncertainties, audit scope or accounting principles in the Company's past two years.

     There were no disagreements between ourselves and the Company with respect to accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

     We provide this letter to you in accordance with Regulation S-B Section 304(a) of the Securities Act of 1934.

     We  trust  that  this  information  is  satisfactory.

     Yours  truly,

     AMISANO  HANSON

By:  /s/  Kevin  Hanson

     Kevin  R.  Hanson,  C.A.




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